EXHIBIT 99.2

Lawson Software Eliminates Chief Operating Officer Position

    ST. PAUL, Minn.--(BUSINESS WIRE)--July 27, 2006---Lawson Software, Inc. (Nasdaq:LWSN) today announced the elimination of its chief operating officer position, effective immediately. The position, which reported to Chief Executive Officer Harry Debes, is being eliminated to streamline the organization and to allow a more direct day-to-day connection between Mr. Debes and Lawson's sales and services teams.
    The position has been held by Bertrand Sciard since the close of the acquisition of Intentia International AB by Lawson on April 24, 2006. Mr. Sciard was the chief executive officer of Intentia International AB before the acquisition, upon which it was renamed Lawson International AB. Mr. Sciard continues to be employed by Lawson International AB. Lawson Software, Inc. is in discussions with Mr. Sciard regarding his transition and the terms associated with his departure from Lawson Software, Inc.
    "I would like to express my thanks and appreciation to Bertrand for his leadership at Intentia before and during the lengthy merger process with Lawson," said Romesh Wadhwani, Intentia's former chairman and current co-chairman of Lawson. "Under Bertrand's leadership, Intentia made significant gains in its operating performance, and Bertrand guided Intentia through the long process that culminated in its complementary merger with Lawson. Bertrand has my sincere gratitude for his excellent leadership."
    "Bertrand is a long-time friend and colleague, and I also express my personal thanks for his leadership in the merger of our companies," said Harry Debes, Lawson chief executive officer. "Now that the transaction with Intentia has closed, we are eager to aggressively pursue the combination of these businesses. It's my style to provide hands-on support to sales and services teams. I look forward to working directly with the field organization as we expand our business focus globally."

    About Lawson Software

    Lawson Software provides software and service solutions to 4,000 customers in manufacturing, distribution, maintenance and service sector industries across 40 countries. Lawson's solutions include Enterprise Performance Management, Supply Chain Management, Enterprise Resource Planning, Customer Relationship Management, Manufacturing Resource Planning, Enterprise Asset Management and industry-tailored applications. Lawson solutions assist customers in simplifying their businesses or organizations by helping them streamline processes, reduce costs and enhance business or operational performance. Lawson is headquartered in St. Paul, Minn., and has offices around the world. Visit Lawson online at www.lawson.com.

    Forward-Looking Statements

    This press release may contain forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. Risks and uncertainties that may cause such differences include but are not limited to: uncertainties in Lawson's ability to realize synergies and revenue opportunities anticipated from the Intentia International acquisition; uncertainties in the software industry; global military conflicts; terrorist attacks; pandemics, and any future events in response to these developments; changes in conditions in the company's targeted industries; increased competition and other risk factors listed in the company's most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission and as included in Lawson Holding's Form S-4 Proxy Statement/Prospectus filed with the Commission. Lawson assumes no obligation to update any forward-looking information contained in this press release.

    CONTACT: Lawson Software, St. Paul
             Terry Blake, 651-767-4766
             terry.blake@lawson.com
             or
             Investors and Analysts:
             Barbara Doyle, 651-767-4385
             barbara.doyle@lawson.com